Exhibit 10.2

Execution Version
AMENDMENT #1 TO
AMENDED AND RESTATED LICENSE AGREEMENT

This Amendment #1 to the Amended and Restated License Agreement (this “Amendment”) is between Ionis Pharmaceuticals, Inc., a Delaware corporation, having its principal place of business at 2855 Gazelle Court, Carlsbad CA 92010 USA (“Ionis”) and Otsuka Pharmaceutical Co., Ltd., a company organized and existing under the laws of Japan, having a registered office at 2-9, Kanda Tsukasa-machi, Chiyoda-ku, Tokyo 101-8535 (“Otsuka”), and is effective as of January 22, 2026 (the “Amendment Effective Date”). Otsuka and Ionis may be referred to herein individually as a “Party” and collectively as the “Parties.”

Whereas, Otsuka and Ionis are parties to that certain Amended and Restated License Agreement dated as of June 18, 2024 (the “Agreement”);

Whereas, Otsuka and Ionis desire to amend the Agreement to confirm their understanding that Macau is included within the Asia Territory; and

Whereas, capitalized terms used but not defined in this Amendment shall have the same meanings set forth in the Agreement.

Now therefore, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          The definition of “Asia Territory” in Section 1.13 of Appendix A to the Agreement is hereby deleted and replaced with the following:

““Asia Territory” means, individually, each of the Major Asian Countries, Australia, Egypt, Hong Kong, Indonesia, Macau, Malaysia, Myanmar, New Zealand, Pakistan, the Philippines, Singapore, Taiwan, Thailand, Turkey, and Vietnam, excluding all countries in any Terminated Region.”

2.          This Amendment constitutes the entire agreement between the Parties with respect to the subject matter hereunder, whether written or oral, and fully supersedes any and all prior and contemporaneous agreements of understandings between the Parties pertaining to the subject matter hereof. This Amendment may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Ionis and Otsuka. Except as amended by this Amendment, the Agreement will remain in full force and effect in accordance with the terms thereof.

3.          This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which will constitute a single agreement. The Parties may execute this Amendment by electronically transmitted signatures. Electronic signatures of authorized signatories of the Parties will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Amendment.

[Signature page follows.]

Execution Version

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date set forth above.

IONIS PHARMACEUTICALS, INC.		OTSUKA PHARMACEUTICAL CO., LTD.

By:	/s/ Brett Monia	By:	/s/ Takeshi Watanabe
Name:	Brett Monia, PhD	Name:	Takeshi Watanabe, PhD, MBA
Title:	Chief Executive Officer	Title:	Senior Vice President and Operating Officer
Global Head, Global Business Development

[Signature Page to Amendment]